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EXHIBIT 99.1

Contact:	Brad Belhouse—Investors Harrah's Entertainment, Inc. (702) 407-6367	Gary Thompson—Media Harrah's Entertainment, Inc. (702) 407-6529

Release #HET 10-0397

Harrah's Entertainment Declares Quarterly Cash Dividend

        LAS VEGAS, November 4, 2003—The board of directors of Harrah's Entertainment, Inc. (NYSE:HET) today declared a regular quarterly cash dividend of 30 cents per share, payable November 26, 2003, to shareholders of record as of the close of business on November 12, 2003.

        Founded 66 years ago, Harrah's Entertainment, Inc. operates 25 casinos in the United States, primarily under the Harrah's brand name. Harrah's Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

        More information about Harrah's is available at www.harrahs.com.

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  EXHIBIT 99.1